UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2014 (May 7, 2014)

Niska Gas Storage Partners LLC

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-34733 (Commission File Number)	27-1855740 (IRS Employer Identification No.)

1001 Fannin Street, Suite 2500
Houston, Texas 77002
(Address of principal executive office) (Zip Code)

(281) 404-1890
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 7, 2014, Simon Dupéré, President and Chief Executive Officer of the Niska Gas Storage Partners LLC (the “Company”) resigned from his employment with the Company and from his membership on the Company’s board of directors (the “Board”).  Mr. Dupéré’s resignation did not result from any disagreement with the Board (or any committee thereof) or the Company regarding any matter related to the Company’s operations, policies or practices. The Company expects to enter into a Separation Agreement with Mr. Dupéré (the “Separation Agreement”) pursuant to which Mr. Dupéré would receive the same payments to which he would be entitled upon an involuntary termination of his employment without cause under his Executive Employment Agreement dated April 24, 2012, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 30, 2012, and under the Company’s Phantom Unit Performance Plan (the “PUPP”) in exchange for a release of all claims against the Company, its affiliates and certain other parties.  These payments consist of (i) a lump sum payment in the amount of $1,010,000 CDN, less applicable withholdings and other deductions, and (ii) a lump sum payment of $6,577,184.41 CDN to redeem his Vested Phantom Units (as defined in the PUPP), including Phantom Units which became Vested Phantom Units upon his resignation.  Mr. Dupéré will also receive an $88,375.56 CDN payment for his accrued, unused vacation time.  Mr. Dupéré will remain subject to the post-employment obligations under his Employment Agreement, including certain confidentiality, non-compete, and non-solicitation restrictions.

On May 7, 2014, the Board appointed William H. Shea, Jr., age 59, as the Company’s Chairman and President and Chief Executive Officer, Mark D. Casaday, age 53, as the Company’s Chief Operating Officer, Robert B. Wallace, age 53, as the Company’s Vice President, Finance and Corporate Development, and Bruce D. Davis, Jr., age 57, as the Company’s Vice President, Chief Administrative Officer (each, a “New Officer”). There is no arrangement or understanding between any New Officer and any other person(s) pursuant to which such New Officer was selected to be an officer of the Company.  No New Officer has any family relationship with any director or executive officer of the Company or any person nominated or chosen to become a director or executive officer.  There have been no transactions nor are there any proposed transactions between the Company and any of the New Officers that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Prior to his appointment as the Company’s Chairman and President and Chief Executive Officer, Mr. Shea served as a member of the Board and the board of directors of the Company’s manager and also serves on the compensation committee of the Board. Mr. Shea served as a director of PVR GP, LLC, the general partner of PVR Partners L.P. and Chief Executive Officer of PVR Partners, L.P. from March 2010 to February 2014, as Chief Executive Officer of PVR GP, LLC from March 2010 to June 2012 and as President and Chief Executive Officer of PVR GP, LLC from June 2012 to March 2014. Previously, Mr. Shea served as the Chairman of Buckeye GP LLC, the general partner of Buckeye Partners, L.P., a refined petroleum products pipeline partnership from May 2004 to July 2007, as President and Chief Executive Officer of Buckeye GP LLC from September 2000 to July 2007 and as President and Chief Operating Officer of Buckeye GP LLC from July 1998 to September 2000. From August 2006 to July 2007, Mr. Shea served as Chairman of MainLine Management LLC, the general partner of Buckeye GP Holdings, L.P., and as President and Chief Executive Officer of MainLine Management LLC from May 2004 to July 2007. Mr. Shea also serves as a director of Kayne Anderson Energy Total Return Fund, Inc., Kayne Anderson MLP Investment Company, and USA Compression Holdings LLC. Mr. Shea has an agreement with Riverstone Holdings LLC, pursuant to which he has agreed to serve on the boards of certain of the Carlyle/Riverstone Funds’ portfolio companies.  Mr. Shea has successfully managed as CEO, Buckeye Partners, L.P. and PVR Partners L.P., both publicly traded, for a combined 11 years.  Both partnerships employed in excess of 300 employees, operated in diverse energy business segments and in multiple states.

Mr. Casaday served as Executive Vice President and Chief Operating Officer—Midstream of PVR GP, LLC from January 2013 to March 2014. Prior to assuming that position, Mr. Casaday served as Executive Vice President and Chief Operating Officer—Midstream, Marcellus of PVR GP, LLC from June 2012 to January 2013, as Senior Vice President, Eastern Region from June 2012 to January 2012 and Vice President, Eastern Region from March 2010 to June 2012. Prior to that, Mr. Casaday had served as a consultant to PVR Partners, L.P. beginning in July 2008.  While at PVR GP, LLC, Mr. Casaday was responsible for overseeing PVR Partners L.P.’s midstream operations, business development and corporate strategy.

Mr. Wallace served as Executive Vice President and Chief Financial Officer of PVR GP, LLC from March 2010 to March 2014 and served as Executive Vice President and Chief Financial Officer of PVR GP, LLC from March 2010 to March 2011. From August 2007 to February 2010, Mr. Wallace was a private investor. Mr. Wallace served as Senior Vice President, Finance and Chief Financial Officer of Buckeye GP LLC, the general partner of Buckeye Partners, L.P. from September 2004 to July 2007. Mr. Wallace also served as Senior Vice President, Finance and Chief Financial Officer of MainLine Management LLC, the general partner of Buckeye GP Holdings L.P., from September 2004 to July 2007. Prior to joining Buckeye, Mr. Wallace served as Executive Director, Corporate Finance of the Energy Group of UBS Investment Bank from September 1997 to February 2004.  While at PVR GP, LLC, Mr. Wallace was responsible for overseeing all financial matters including accounting, capital market transactions and debt financings.

Mr. Davis served as Executive Vice President, General Counsel and Secretary of PVR GP, LLC from June 2010 to March 2014 and served as Executive Vice President, General Counsel and Secretary of PVG GP, LLC from July 2010 to March 2011. From November 2003 to June 2010, Mr. Davis served as Vice President, General Counsel and Secretary of Sunoco Partners LLC, the general partner of Sunoco Logistics Partners L.P. From September 2000 to November 2003, Mr. Davis was Associate General Counsel for Mirant Corporation. In his position at PVR GP, LLC, Mr. Davis had responsibility for all legal issues at PVR GP, LLC and PVR Partners, L.P. and the human resources and environmental, health and safety departments reported to him.

On May 7, 2014, the Company entered into an employment agreement with each of the New Officers (collectively, the “Employment Agreements”). Each Employment Agreement has a three-year initial term and, unless terminated earlier in accordance with its terms, will automatically renew for successive one-year renewal terms following the expiration of the initial term unless either party provides written notice of non-renewal at least 30 days prior to the end of the initial term or any renewal term.

Mr. Shea’s compensation pursuant to his Employment Agreement includes an annualized base salary of $400,000, payable in equal installments no less frequently than monthly. Mr. Shea is eligible for discretionary bonus compensation with a target of 100% of his base salary and is also eligible to receive awards under the Niska Gas Storage Partners LLC 2010 Long-Term Incentive Plan (the “LTIP”).

Mr. Casaday’s compensation pursuant to his Employment Agreement includes an annualized base salary of $320,000, payable in equal installments no less frequently than monthly. Mr. Casaday is eligible for discretionary bonus compensation with a target of 75% of his base salary and is also eligible to receive awards under the LTIP.

Mr. Wallace’s compensation pursuant to his Employment Agreement includes an annualized base salary of $257,680, payable in equal installments no less frequently than monthly. Mr. Wallace is eligible for discretionary bonus compensation with a target of 75% of his base salary and is also eligible to receive awards under the LTIP.

Mr. Davis’ compensation pursuant to his Employment Agreement includes an annualized base salary of $257,680, payable in equal installments no less frequently than monthly. Mr. Davis is eligible for discretionary bonus compensation with a target of 75% of his base salary and is also eligible to receive awards under the LTIP.

In the event of termination of a New Officer’s employment by the Company without “Cause” or by such New Officer for “Good Reason” (as those terms are defined in the Employment Agreements), subject to such New Officer’s execution (and non-revocation within the time provided to do so) of a release of claims in a form acceptable to the Company and substantially in the form attached as Exhibit A to the Employment Agreements, such New Officer would be entitled to reimbursement of up to 18 months’ of COBRA health insurance premiums and to severance payments equal to 24 months’ worth of such New Officer’s annualized base salary in effect at the time of such termination.

The Employment Agreements contain restrictive covenants.  Each New Officer’s non-competition and non-solicitation restrictions will extend for a six-month period following such New Officer’s termination of employment.

The foregoing summary of the Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreements, copies of which are filed as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4 hereto, and are incorporated in this Item 5.02 by reference.

On May 7, 2014, Niska Partners, L.P. (“Niska Holdings”) issued profits interests to each of the New Officers.  Niska Holdings is the direct and indirect owner of 100% of the equity interests in the Company’s parent company, Niska Sponsor Holdings Coöperatief U.A., and of 100% of the equity interests in the Company’s managing member, Niska Gas Storage Management LLC.  The profits interests entitle the holders thereof to share in distributions by Niska Holdings once a specified rate of return has been received by Class A holders and vest over a five-year period, subject to the holder’s continued employment with the Company, Niska Holdings or one of their respective subsidiaries.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.

10.1	Employment Agreement, dated May 7, 2014, between the Company and William H. Shea, Jr.

10.2	Employment Agreement, dated May 7, 2014, between the Company and Mark D. Casaday

10.3	Employment Agreement, dated May 7, 2014, between the Company and Robert B. Wallace

10.4	Employment Agreement, dated May 7, 2014, between the Company and Bruce D. Davis, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NISKA GAS STORAGE PARTNERS LLC

Dated: May 12, 2013	By:	/s/ Jason A. Dubchak
		Name:	Jason A. Dubchak
		Title:	Vice President, General Counsel and
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated May 7, 2014, between the Company and William H. Shea, Jr.

10.2	Employment Agreement, dated May 7, 2014, between the Company and Mark D. Casaday

10.3	Employment Agreement, dated May 7, 2014, between the Company and Robert B. Wallace

10.4	Employment Agreement, dated May 7, 2014, between the Company and Bruce D. Davis, Jr.